FOR IMMEDIATE RELEASE

A.G. Edwards Announces First-Quarter Results for Fiscal 2005
Firm Posts 63 Percent Earnings-Per-Share Increase Over Last Year's First Quarter

ST. LOUIS, June 24, 2004 -- A.G. Edwards, Inc. (NYSE: AGE) today announced results for the first quarter of fiscal 2005, which ended May 31, 2004.

Net earnings for the quarter were $46 million, or $0.57 per diluted share, on net revenues of $661 million. For the same quarter last year, net earnings were $28 million, or $0.35 per diluted share, on net revenues of $556 million. For the fourth quarter of fiscal 2004, net earnings were $54 million, or $0.67 per diluted share, on net revenues of $693 million.

"With the exception of a strong fourth quarter last year, our earnings results for the first quarter of fiscal 2005 marked our best quarterly performance in three and a half years. We were pleased with these results when you consider how uncertainties about interest rates, oil prices and Iraq affected investor activity in the latter half of the quarter," said Robert L. Bagby, chairman and chief executive officer. "During the quarter, we also began a full launch of national advertising as part of our branding initiative. We are confident that we are building greater awareness of the A.G. Edwards brand and that this effort is a long-term positive for our shareholders.

"We are also proud to note that Training magazine named A.G. Edwards University to its list of the nation's top 100 corporate training programs for the fourth consecutive year. We believe our investment in training is helping us develop the industry's best-educated financial consultants, who are better prepared to add value to the full-service relationships with their clients."

RESULTS OF OPERATIONS

Commissions - Commission revenues during the first quarter increased 18 percent ($43 million) versus the same quarter a year ago as clients increased their activities across nearly all commission-revenue categories, with particular strength in listed equities and mutual funds.

Asset management and service fees - Compared to the first quarter last year, asset management and service fee revenues increased 38 percent ($58 million). The results for the first quarter reflect increased asset values in mutual funds and continuing client interest in fee-based accounts. Additionally, first-quarter results reflect increased revenue from money fund distribution fees after the removal last November of expense caps previously imposed by certain money funds.

Principal transactions - Revenues from principal transactions decreased 1 percent ($1 million) compared to a year ago. These results reflect reduced client activity in municipal and corporate fixed-income products, which was partially offset by increased corporate-equity revenue.

Investment banking - Investment-banking revenues decreased 13 percent ($9 million) versus the first quarter of fiscal 2004, reflecting lower volume in many interest-rate-sensitive sectors.

Net interest revenue - Interest revenue net of interest expense in the first quarter increased 20 percent ($5 million) from the same three-month period last year. These results reflect a change by A.G. Edwards in the base rates charged on client-margin balances along with slightly higher average balances.

Other revenue - A September 11, 2001 business-interruption settlement and a net increase in private equity valuations were primarily responsible for $9 million in other revenue during the first quarter this year versus a $2 million loss in the same quarter a year ago.

Non-interest expenses - Total non-interest expenses during the first quarter of fiscal 2005 increased 15 percent ($76 million) versus the first quarter last year.

Compensation and benefits in the first quarter increased 16 percent ($60 million) from the same quarter in fiscal 2004 mainly due to an increase in commissionable revenue.

Non-compensation-related expenses increased 11 percent ($15 million) from the same quarter last year primarily resulting from the firm launching its nationwide branding initiative, which began in February.

ADDITIONAL INFORMATION

Total client assets at the end of the first quarter were $294 billion, an 11 percent increase when compared to the end of the first quarter of fiscal 2004.

As of May 31, 2004, stockholders' equity was $1.78 billion, for a book value per share of $22.38. Diluted per-share earnings for the first quarter were based on 81.0 million average common and common equivalent shares outstanding compared to 80.7 million in the prior year.

ABOUT A.G. EDWARDS, INC.

A.G. Edwards, Inc. is a financial services holding company whose primary subsidiary is the national investment firm of A.G. Edwards & Sons, Inc. For more than 117 years, individuals and businesses have turned to A.G. Edwards & Sons to develop strong personal relationships with financial consultants dedicated to a client-first philosophy of providing financial solutions tailored to their clients' individual needs. A.G. Edwards and its affiliates encompass 6,899 financial consultants in 711 offices nationwide and two European locations in London, England and Geneva, Switzerland.

This material may contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to A.G. Edwards and those to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, government monetary and fiscal policy, the actions of competitors, changes in and effects of marketing strategies, regulatory changes and actions, changes in legislation, risk management, legal claims, technology changes, compensation changes, and implementation and effects of expense-reduction strategies. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this release. A.G. Edwards does not undertake any obligation to publicly update any forward-looking statements.

A. G. EDWARDS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	May 31,	May 31,		Increase/		%
	2004	2003		(Decrease)		Chg.
REVENUES:

Commissions	$284,873	$241,800		$43,073		17.8
Asset management and service fees	209,467	151,906		57,561		37.9
Principal transactions	69,401	70,396		(995)		(1.4)
Investment banking	60,441	69,684		(9,243)		(13.3)
Interest	28,773	24,186		4,587		19.0
Other	8,926	(1,619)		10,545		n.m.

TOTAL REVENUES	661,881	556,353		105,528		19.0

Interest expense	583	784		(201)		(25.6)

NET REVENUES	661,298	555,569		105,729		19.0

NON-INTEREST EXPENSES:

Compensation and benefits	433,191	372,855		60,336		16.2
Communication and technology	66,131	64,519		1,612		2.5
Occupancy and equipment	34,776	32,242		2,534		7.9
Marketing and business development	20,863	9,792		11,071		113.1
Floor brokerage and clearance	5,200	4,660		540		11.6
Other	27,811	28,166		(355)		(1.3)

TOTAL NON-INTEREST EXPENSES	587,972	512,234		75,738		14.8

EARNINGS BEFORE INCOME TAXES	73,326	43,335		29,991		69.2

INCOME TAXES	27,062	15,459		11,603		75.1

NET EARNINGS	$46,264	$27,876		$18,388		66.0

EARNINGS PER SHARE:
Diluted	$0.57	$0.35		$0.22		62.9
Basic	$0.58	$0.35		$0.23		65.7

AVERAGE COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING:
Diluted	80,951	80,738
Basic	80,183	80,337

STOCKHOLDERS' EQUITY	$1,782,281	$1,674,808

BOOK VALUE PER SHARE	$22.38	$20.99

TOTAL SHARES OUTSTANDING (end of period)	79,640	79,788

A. G. EDWARDS, INC.
QUARTERLY CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)
(Unaudited)

	For the Three Months Ended
	May 31,	February 29,		November 30,		August 31,		May 31,
	2004	2004		2003		2003		2003
REVENUES:

Commissions	$284,873	$310,325		$272,704		$268,393		$241,800
Asset management and service fees	209,467	203,371		178,068		165,268		151,906
Principal transactions	69,401	71,894		72,418		82,178		70,396
Investment banking	60,441	81,243		76,377		94,557		69,684
Interest	28,773	25,569		22,051		23,986		24,186
Other	8,926	723		4,765		2,515		(1,619)

TOTAL REVENUES	661,881	693,125		626,383		636,897		556,353

Interest expense	583	382		403		950		784

NET REVENUES	661,298	692,743		625,980		635,947		555,569

NON-INTEREST EXPENSES:

Compensation and benefits	433,191	456,581		400,878		419,094		372,855
Communication and technology	66,131	68,841		69,892		68,795		64,519
Occupancy and equipment	34,776	31,715		37,391		36,269		32,242
Marketing and business development	20,863	12,358		13,604		11,099		9,792
Floor brokerage and clearance	5,200	6,126		5,720		5,989		4,660
Other	27,811	33,426		37,647		37,306		28,166

TOTAL NON-INTEREST EXPENSES	587,972	609,047		565,132		578,552		512,234

EARNINGS BEFORE INCOME TAXES	73,326	83,696		60,848		57,395		43,335

INCOME TAXES	27,062	29,292		21,131		19,907		15,459

NET EARNINGS	$46,264	$54,404		$39,717		$37,488		$27,876

EARNINGS PER SHARE:

Diluted	$0.57	$0.67		$0.49		$0.46		$0.35
Basic	$0.58	$0.68		$0.49		$0.47		$0.35

AVERAGE COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING:
Diluted	80,951	81,329		81,401		80,488		80,738
Basic	80,183	80,385		80,047		79,394		80,337

STOCKHOLDERS' EQUITY	$1,782,281	$1,778,319		$1,734,603		$1,666,738		$1,674,808

BOOK VALUE PER SHARE	$22.38	$22.08		$21.58		$21.13		$20.99

A.G. EDWARDS, INC.
QUARTERLY STATISTICAL INFORMATION
(Dollars in thousands, except per share amounts)
(Unaudited)

	1Q FY05	4Q FY04		3Q FY04		2Q FY04		1Q FY04

Net Revenues	$661,298	$692,743		$625,980		$635,947		$555,569

Earnings Before Income Taxes	$73,326	$83,696		$60,848		$57,395		$43,335

Net Earnings	$46,264	$54,404		$39,717		$37,488		$27,876

Net Earnings as a
Percent of Net Revenues	7.0%	7.9%		6.3%		5.9%		5.0%

Average Diluted Shares-
(000's Omitted)	80,951	81,329		81,401		80,488		80,738

Earnings Per Share (Diluted)	$0.57	$0.67		$0.49		$0.46		$0.35

Dividends Per Share	$0.16	$0.16		$0.16		$0.16		$0.16

Stockholders' Equity	$1,782,281	$1,778,319		$1,734,603		$1,666,738		$1,674,808

Book Value Per Share	$22.38	$22.08		$21.58		$21.13		$20.99

Return On Average Equity-
(Quarter Results Annualized)	10.4%	12.4%		9.3%		9.0%		6.6%

Total Assets	$4,110,942	$4,435,059		$4,180,205		$4,066,745		$3,921,934

Financial Consultants	6,899	6,980		6,956		7,024		7,121

Full-time Employees	15,392	15,931		15,887		15,948		16,079

Locations	713	710		708		706		707

Total Client Assets	$294,000,000	$300,000,000	*	$283,000,000	*	$270,000,000	*	$264,000,000

Assets In Fee-based Accounts	$27,164,000	$27,275,000		$24,732,000		$23,405,000		$21,769,000

* Prior periods have been adjusted to include client assets acquired through the company that are held by other institutions.